UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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99¢ Only Stores
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99¢ ONLY STORES

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m. Pacific Time on Monday, September 17, 2007

PLACE	City of Commerce Community Center
Rosewood Park Meeting Room
5600 Harbor Street
City of Commerce, California 90040

ITEMS OF BUSINESS	(1) To elect a Board of nine directors, each to hold office until the next annual meeting of shareholders and until his or her successor is elected.

(2) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

RECORD DATE	You can vote if at the close of business on July 20, 2007 you were a shareholder of 99¢ Only Stores.

PROXY VOTING
All shareholders are cordially invited to attend the annual meeting in person.  However, to ensure your representation at the annual meeting, you are urged to complete and return the enclosed proxy as promptly as possible.  If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be completed and returned.

/s/ Eric Schiffer
July 27, 2007	Eric Schiffer
Chief Executive Officer

99¢ ONLY STORES

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS ON
September 17, 2007

This proxy statement is furnished in connection with the solicitation by the Board of Directors of 99¢ Only Stores (“the Company”), a California corporation, of proxies to be voted at our 2007 annual meeting of shareholders and at any adjournments or postponements thereof.

You are invited to attend our annual meeting of shareholders on Monday, September 17, 2007, beginning at 9:30 a.m. Pacific Time. The meeting will be held at the City of Commerce Community Center, Rosewood Park Meeting Room, 5600 Harbor Street, City of Commerce, California 90040.

We anticipate that this proxy statement and the accompanying proxy will be mailed to our shareholders on or about August 16, 2007.

Shareholders Entitled to Vote.  We have set the close of business on July 20, 2007 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.  At the record date, 70,041,265 shares of our common stock, no par value, were outstanding.  Our common stock is the only outstanding class of securities entitled to vote at the annual meeting.  At the record date, we had approximately 10,879 shareholders, which includes 410 shareholders of record.

Proxies.  Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Your submission of the enclosed proxy will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in a street name, however, you must direct the holder of record as to how to vote your shares, or you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting. If you are a record holder, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person.  If no instruction is specified on the enclosed proxy with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) in favor of the election of the nominees for director set forth herein, and (ii) if any other business is properly presented at the annual meeting, in accordance with the best judgment of the proxy holders.

Quorum.  The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the annual meeting for determining the presence of a quorum.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities on those matters.

Voting.  You are entitled to cast one vote for each share held of record on the record date on all matters to be considered at the annual meeting.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast against such matters.

Election of Directors. The nine nominees for director receiving the highest number of votes at the annual meeting will be elected.  If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

 Change in Fiscal Year.  In December 2005, we changed our fiscal year end from December 31 to March 31.  As a result, certain information in this proxy statement is presented for both our fiscal year ended March 31, 2006 (also referred to herein as “fiscal 2006”) and our transition period of January 1, 2005 through March 31, 2005.  Information in this proxy statement presented for our fiscal year ended March 31, 2007 is referred herein as “fiscal 2007”.

ITEM 1:  ELECTION OF DIRECTORS

Item 1 is the election of nine members of the Board of Directors.  In accordance with our bylaws, our directors are elected at each annual meeting and hold office until the next annual meeting and until their successors are elected and qualified.  Our bylaws provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors.

 Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the annual meeting or any adjournments thereof, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy.  We have no reason to believe that any nominees will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as directors:

Jennifer Holden Dunbar	Jeff Gold
Eric Flamholtz	Marvin Holen
Lawrence Glascott	Eric Schiffer
David Gold	Peter Woo
Howard Gold

If elected, each of the nominees is expected to serve until the 2008 annual meeting of shareholders and thereafter until his or her successor is duly elected and qualified.

REGARDING ITEM 1: ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE ABOVE LISTED NOMINEES.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to our directors and executive officers as of June 30, 2007:

Directors:

Name:	Age at June 30, 2007	Year First Elected or Appointed Director	Principal Occupation

David Gold	75	1965	David Gold has been Chairman of the Board since the founding of the Company in 1965. Mr. Gold has over 50 years of retail experience.

Jeff Gold	39	1991
Jeff Gold joined the Company in 1984 and has served in various managerial capacities.  From 1991 to 2004 he served as Senior Vice President of Real Estate and Information Systems.  In January 2005, he was promoted to President and Chief Operating Officer.

Eric Schiffer	46	1991
Eric Schiffer joined the Company in 1991 and has served in various managerial capacities.  In March 2000, he was promoted to President and in January 2005 to Chief Executive Officer. From 1987 to 1991, he was employed by Oxford Partners, a venture capital firm.  Mr. Schiffer is a graduate of the Harvard Business School.

Lawrence Glascott	73	1996
Lawrence Glascott serves on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Glascott has also served as Chairman of the Board of Directors of General Finance Corporation since November 2005. Before Mr. Glascott retired in 1996, he had been Vice President – Finance of Waste Management International, an environmental services company, since 1991.  Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was the Arthur Andersen LLP partner in charge of the 99¢ Only Stores account for six years.  Additionally, Mr. Glascott was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

Marvin Holen	77	1991
Marvin Holen serves on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees. He is an attorney and in 1960 founded the law firm of Van Petten & Holen. He served on the Board of the Southern California Rapid Transit District from 1976 to 1993 (six of those years as the Board’s President). He served on the Board of Trustees of California Blue Shield from 1972 to 1978, on the Board of United California Savings Bank from 1992 to 1994 and has served on several other corporate, financial institution and philanthropic boards of directors.  He currently serves on the Board of United Pacific Bank.

Eric G. Flamholtz	64	2004
Eric G. Flamholtz, Ph.D., serves on the Company’s Compensation and Nominating and Corporate Governance Committees. He has been a professor of management at the Anderson Graduate School of Management, University of California at Los Angeles since 1973 and in 2006 became Professor Emeritus. He is President of Management Systems Consulting Corporation, which he founded in 1978. He is the author of several books, including Growing Pains: Transitioning from an Entrepreneurship to a Professionally Managed Firm. As a consultant he has extensive experience with firms ranging from entrepreneurships to Fortune 500 companies, including Starbucks, Countrywide Financial Corporation, Baskin Robbins, Jamba Juice and Grocery Outlets.

Jennifer Holden Dunbar	44	2007
Jennifer Holden Dunbar serves on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees. She has served as a director of Big 5 Sporting Goods Corp. since February 2004, as well as from 1992 to 1997. Ms. Dunbar has served as Principal and Managing Director of Dunbar Partners, LLC, an investment/advisory firm since 2005. From 1994 to 1998, she was a partner of Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. During the 1990s, she served as a director of several public and private companies including Thrifty Payless, Inc., Kash N’ Karry Food Stores, Inc. and Gart Sports Company.  Ms. Dunbar received her MBA from the Stanford Graduate School of Business in 1989.

Peter Woo	58	2007
Peter Woo serves on the Company’s Compensation and Nominating and Corporate Governance Committees. He is a founder, co-owner and President of Megatoys, Inc., a toy and general merchandise manufacturer and import/export company headquartered in Los Angeles that he founded in 1989. Megatoys operates buying, logistics and export facilities in Hong Kong and mainland China, as well as warehouse and distribution facilities in the U.S. Mr. Woo was instrumental in the redevelopment of the downtown Los Angeles area now known as the “toy district”, and has served as an advisor on international trade to the City of Los Angeles.

Howard Gold	47	1991
Howard Gold joined the Company in 1982 and has served in various managerial capacities. In 1991 Mr. Gold was named Senior Vice President of Distribution, and in January 2005 he was named Executive Vice President of Special Projects. He has been an executive with the Company for over 20 years. He served as a director of the Company from 1991 until March 2005, and re-joined the Board of Directors in April 2007.

Other Executive Officers:
Robert Kautz	49
Robert Kautz joined the Company in November 2005 as Executive Vice President and Chief Financial Officer.  He was the CEO/CFO of Taste Good LLC, a private start-up in food production and distribution, from September 2004 until he joined the Company. He was CFO and subsequently CEO for Wolfgang Puck Casual Dining and Wolfgang Puck Worldwide where he was employed from 1998 until July 2004. Mr. Kautz is a graduate of the Harvard Business School.

Jeff Gold and Howard Gold are the sons of David Gold, and Eric Schiffer is the son-in-law of David Gold.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Independence

The Board of Directors has concluded that the following directors are independent in accordance with the director independence standards of the New York Stock Exchange, and it has determined that none of them has a material relationship with the Company which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director:  Lawrence Glascott, Marvin Holen, Eric Flamholtz, Jennifer Holden Dunbar and Peter Woo.  The Board of Directors made this same determination with respect to Tom Unterman, who served on our Board of Directors until April 2007.

Meetings and Committees

The Board of Directors held a total of seven meetings during fiscal 2007.  The number of Board committee meetings is set forth below.  During fiscal 2007, each incumbent director attended 75 percent or more of the aggregate of (i) the total number of board meetings (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).  Directors are encouraged but not required to attend annual meetings of shareholders.  All of our directors at the date of the 2006 annual meeting of shareholders attended that meeting.

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee currently consists of Messrs. Glascott (Chairman), Holen and Ms. Dunbar.  Tom Unterman was a member of the Audit Committee during fiscal 2007.  Each of these directors meets the criteria for independence set forth in the New York Stock Exchange’s rules and in Rule 10A-3 under the Securities Exchange Act.  The Board of Directors has determined that Mr. Glascott is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act.  The Audit Committee selects the independent registered public accountants to perform our audit and periodically meets with the independent registered public accountants and our management to review matters relating to our financial statements, accounting principles and system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors.  The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors, which is available on our website at www.99only.com.  The Audit Committee held ten meetings during fiscal 2007.

The Board of Directors also has a Compensation Committee.  The Compensation Committee currently consists of Ms. Dunbar (Chairwoman) and Messrs. Flamholtz, Glascott, Holen and Woo, each of whom is independent in accordance with New York Stock Exchange rules. Ms. Dunbar was elected Chair of this committee on May 11, 2007; prior to that date, Mr. Flamholtz was Chair of this committee.  This Committee is responsible for reviewing and setting the compensation of the CEO and considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan.  The Compensation Committee held nine meetings during fiscal 2007. A copy of the charter of the Compensation Committee is available on our website at www.99only.com.

In addition, the Board of Directors has a Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Holen (Chairman), Flamholtz, Glascott, Woo and Ms. Dunbar.  Mr. Unterman was a member of the Nominating and Corporate Governance Committee during fiscal 2007.  Each of these directors is independent in accordance with New York Stock Exchange rules.  The role of the Nominating and Corporate Governance Committee is to assist the Board of Directors by identifying, evaluating and recommending director nominees and recommending and monitoring corporate governance guidelines applicable to the Company.  In identifying director nominees, the Nominating and Corporate Governance Committee looks for independent individuals with business and professional experience, relevant industry knowledge or experience, an ability to read and understand financial statements and other relevant qualifications. Each nominee for election as a director is standing for reelection after being elected by the shareholders at our 2006 annual meeting of shareholders.  There is not a formal policy by which shareholders may recommend director candidates, but the members of the Nominating and Corporate Governance Committee will certainly consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to our Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”  The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder.  At a minimum, candidates for election to the Board should meet the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act, as well as the criteria identified above.  Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else.  The Nominating and Corporate Governance Committee held two meetings during fiscal 2007.  A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.99only.com.

Executive Sessions

The Board has adopted a procedure for executive sessions of non-management directors whereby a presiding non-management director for each session is determined on a rotating basis, proceeding in alphabetical order.  Interested parties with concerns regarding the Company may contact the non-management directors by sending a letter in care of our Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023; the mailing envelope must contain a clear notation that it is confidential and for the non-management directors.

Compensation of Directors

Each director who is not an officer of or otherwise employed by us (a “non-executive director”) receives $2,500 per month, plus $750 for each board meeting attended. Such non-employee directors also receive $250 ($350 for audit committee members) for each committee meeting attended or $350 for each committee meeting attended as committee chairperson ($700 for the audit committee chairperson). In addition, our stock option plan provides that each non-employee director receives an annual grant of non-qualified option to purchase 3,000 shares of our Common Stock with a per share exercise price equal to the fair market value of our Common Stock (as determined pursuant to the stock option plan).

The following table provides information regarding the compensation earned by or awarded to each of our non-executive directors during fiscal 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)(b)	Total ($)
Eric Flamholtz	41,050	12,816	53,866
Lawrence Glascott	43,500	26,576	70,076
Marvin Holen	42,450	26,576	69,026
Tom Unterman (c)	36,250	12,816	49,066
Jennifer Holden Dunbar (d)	5,000	-	5,000
Peter Woo (d)	4,750	-	4,750

(a)
The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized.  In accordance with SEC regulations, these amounts reflect the dollar amounts recognized by us for financial statement reporting purposes for fiscal 2007 in accordance with the provisions of FASB Statement No. 123(R), “Share-Based Payment”. See Note 7 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2007 filed with the Securities and Exchange Commission on June 29, 2007.

(b)
As of March 31, 2007, each non-executive director held options exercisable for the following number of shares of our common stock: Eric Flamholtz, 6,000; Lawrence Glascott, 52,503; Marvin Holen, 52,503; Tom Unterman, 6,000; Jennifer Holden Dunbar , 0 and Peter Woo, 0.

(c)	Mr. Unterman did not stand for re-election at the 2006 annual shareholders meeting held on May 11, 2007.

(d)
Ms. Dunbar and Mr. Woo joined our Board of Directors on April 2, 2007.  Each attended Board and committee meetings as directors-elect following the announcement of their nomination to the Board in August 2006, for which they were paid the same meeting fees as the attending directors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the Compensation Committee of our Board of Directors consisted of Messrs. Flamholtz, Glascott, Holen and Unterman.  None of these individuals has at any time been an officer or employee of the Company. During fiscal 2007, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to serve as a flexible framework within which the Board may conduct its business, subject to occasional deviations.  A copy of the corporate governance guidelines is available on our website at www.99only.com.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees.  A copy of the Code of Business Conduct and Ethics is available on our website at www.99only.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our compensation program for named executive officers (“executives”) is different than many public company programs.  Given the desire of each of Eric Schiffer, our CEO, Jeff Gold, our President and COO, and Howard Gold, our Executive Vice President of Special Projects, to have his compensation unchanged, following the annual review of their compensation by the Compensation Committee, the Compensation Committee did not propose an increase to the compensation of these executives for fiscal 2007 and does not anticipate proposing any material increase in the compensation of these three executives in the foreseeable future.  In addition, at the request of each of these executives, the Compensation Committee did not approve any bonuses or stock option awards for these executives during fiscal 2007.  The compensation of each of these executives has been relatively flat for at least the last five years, and no bonuses or stock option awards have been paid to them since 1997.  We believe that the significant Company share ownership of these individuals serves to motivate and retain them and to align their interests with the long term interests of our shareholders better than any compensation program we might otherwise adopt for their benefit.

Our compensation program with respect to our executives is designed to:

•	attract, motivate and retain individuals of outstanding abilities and experience capable of achieving our strategic business goals,
•	align total compensation with the short and long-term performance of our Company,
•	recognize outstanding individual contributions, and
•	provide competitive compensation opportunities.

We provide ongoing income and security in the form of salary and benefits that are intended to be both attractive and competitive.  A significant part of total compensation opportunity is incentive compensation, which is tied to the long term return realized by our shareholders because we believe this is an effective way to align our executives’ interests with those of our shareholders.  When our stock price does not increase, compensation that can be realized by our executives is reduced, potentially significantly.  When our stock price increases, compensation that can be realized by our executives is increased, potentially significantly.

Elements of Compensation

Our executive compensation program consists of three main elements:

•	base salary,
•	annual cash bonus, and
•	long-term incentives.

We have chosen these primary elements because each supports achievement of one or more of our compensation objectives, and each has an integral role in our total compensation program.

Our Compensation Committee reviews the executive compensation program and specific individual compensation arrangements of executives at least annually.

Our CEO evaluates each executive and makes recommendations about compensation to the Compensation Committee.  The Compensation Committee considers these recommendations but is ultimately responsible, together with the Board, for the approval of all executive compensation arrangements.   Our CEO is not present during the Committee’s deliberations about his own compensation.

Base Salary.  Base salaries are negotiated at the commencement of an executive’s employment with us and the Compensation Committee reviews them annually.  Base salaries are designed to reflect the position, duties and responsibilities of each executive, the cost of living in Southern California, and the market for base salaries of similarly situated executives at other companies.  Base salaries are generally intended to be at the mid-range of salaries of other public companies with similar size in terms of number of employees and unit volumes, in similar industries, and with similar growth plans, challenges, and profit potential, all in the judgment of our Board members and human resource professionals based on their substantial accumulated experience and knowledge of these matters.  The initial salary of each of Mr. Zelkind in 2005 ($200,000) and Mr. Kautz in fiscal 2007 ($400,000) was based on the competitive market for their positions and their compensation at previous employers.  Mr. Schiffer also discussed the total compensation package for Mr. Kautz, and each component thereof, and comparative numbers from other companies, with the national executive search firm the Company had retained to fill his position, and shared the views of this firm with the Compensation Committee.  Based on its annual review, the Compensation Committee determined that the base salary of Mr. Zelkind remained appropriate and no increase was made for fiscal 2007.   Mr. Kautz’s base salary was not reviewed for fiscal 2007 because he joined us shortly before the year began and his salary was set at the time in his employment agreement.  The base salaries of the other executive officers, Messrs. Eric Schiffer, Jeff Gold, and Howard Gold, were originally set based on their earlier responsibilities and their stock ownership, and have remained unchanged at their request at $120,000 per annum (see further discussion above under “Compensation Objectives”).

Annual Cash Bonuses.  All executives are eligible to receive annual incentive bonuses in amounts approved at the discretion of the Compensation Committee and the Board of Directors.  Executive bonuses are based on the executive’s position and his or her base compensation level, the performance of the individual executives in achieving specified individual goals, typically related to the short and long term business and financial performance of our Company, as well as, in the case of Mr. Kautz, the terms of his employment agreement.  Based on the fact that Mr. Zelkind was no longer employed at the end of fiscal 2007, the Compensation Committee did not award him a bonus for fiscal 2007.  The terms of Mr. Kautz’s employment agreement provide that he is entitled to an annual bonus of up to 50% of his base salary (or $200,000), and that he would receive $100,000 of his bonus during the first year of his employment immediately upon achieving timely filing status with the SEC.  As a result, Mr. Kautz received a $100,000 bonus payment in June 2006 in connection with our SEC filing status becoming current at that time.  The CEO and Compensation Committee did not consider any additional bonus during the first calendar year of Mr. Kautz’s employment, and, after the change in the fiscal year of the Company from December 31 to March 31, $20,000 of this initial bonus payment was allocated to fiscal 2006 and $80,000 to fiscal 2007.  Subsequent to the end of fiscal 2007, the Compensation Committee evaluated his performance relative to the goals established for Mr. Kautz for fiscal 2007, namely to establish timely accounting and financial processes, make substantial progress in the remediation of deficiencies in internal control over financial reporting, develop enhanced information technology capabilities, and develop budgetary control processes and reporting against goals for vital factors affecting business and financial performance.  Based on its evaluation of his progress against these goals, and after taking into consideration the total bonus relative to Mr. Kautz’s base salary for the total period worked from November 14, 2005 through the end of the new fiscal year, March 31, 2007, consisting of 16.5 months, the Compensation Committee determined to award Mr. Kautz an additional $175,000 bonus, which when combined with his June 2006 bonus was equivalent to a bonus of $200,000 per annum.  Messrs. Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive an annual incentive bonus for fiscal 2007.

Long-Term Incentives.  We have historically provided our executives (other than, at their election, Eric Schiffer, Jeff Gold and Howard Gold) with long-term incentive compensation through stock option awards under our stock option plan.  Under our stock option plan, the Compensation Committee is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of our Common Stock.  The Compensation Committee is responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award.  To date, all awards granted by the Compensation Committee pursuant to the stock option plan have been in the form of stock options.  The Compensation Committee believes that stock options, by providing our executives with the opportunity to share in the appreciation of the value of our Common Stock, directly motivate an executive to maximize long-term shareholder value.  Options granted to executives incorporate vesting periods in order to encourage executives to continue in our employ.

Mr. Schiffer recommends the amount of the annual executive option grants to the Compensation Committee, based on his subjective determination of the individual’s performance and information he obtains from recruiters and publicly available information on competitive compensation packages in the industry.  The Compensation Committee considers these recommendations, making a subjective determination based on the individual’s performance and considering available competitive data presented by Mr. Schiffer.  Historically the Compensation Committee has approved stock option awards to executives at the time of their commencement of employment and then annually, generally in May of each year (concurrently with an annual grant to all full-time employees).  The annual grant at approximately the same time each year has been intended to avoid any appearance of timing the grants to coincide with any change in our stock price, as well as for administrative convenience.  In fiscal 2007, the Compensation Committee approved the grant of stock option awards to all full-time employees, including Michael Zelkind, in June 2006 following the filing of its delayed SEC reports.  These options were granted with an exercise price equal to the fair market value of our Common Stock on the date of grant.  Our options have historically incorporated three year vesting periods in order to encourage executives to continue in our employ while at the same time fairly rewarding them for their service.  A portion of the June 2006 grant was for options with a vesting period of two years, to compensate for the absence of any annual grants during 2005 (we did not issue options during 2005 as a result of our SEC filing delinquencies).   Based on the terms of Mr. Kautz’s employment agreement, he was not eligible to receive another stock option award following his initial option grant for 150,000 shares until the current year.  Since 1997, Messrs. Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive bonuses or stock option awards.

In light of the changes in accounting for stock options and resulting changes in competitive practices, the Compensation Committee is currently evaluating, together with management, the potential use of restricted stock, restricted stock units, or other forms of equity incentives as at least a partial component of the Company’s long-term equity incentive program in fiscal 2008 to provide better incentives to our executives.  The Compensation Committee has not yet approved any executive equity awards for fiscal 2008.

The other compensation plans available to our named executive officers consist of our compensation deferral plan and our 401(k) plan.

Compensation Deferral Plan.  As discussed below under Deferred Compensation, we have a voluntary compensation deferral plan for highly compensated employees. Under this plan, each executive (and other highly compensated employees) may defer up to 80% of his or her base salary each year.

401(k) Plan.   All of our full-time employees are eligible to participate in our 401(k) Plan after one year of service.  Prior to fiscal 2007, we could elect to match employee contributions or make discretionary contributions to the 401(k) Plan on behalf of employees, but had elected not to do so.  We amended the 401(k) plan in fiscal 2007 to provide for Company matches in cash at a rate of 100% of the first 3% of base compensation that each employee contributes, and 50% of the next 2% of base compensation that an employee contributes, with immediate vesting, as a result of internal surveys and an analysis of various benefits that could be provided in connection with our decision, as discussed in our Form 10-K for fiscal 2007 to discontinue our practice of automatically awarding stock options to most employees throughout the Company.  Our executives are also eligible for these Company matches, subject to regulatory limits on contributions to 401(k) plans.

Omnibus Budget Reconciliation Act Implications for Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company’s four most highly paid executive officers other than the Chief Executive Officer and the Chief Financial Officer.  Certain “performance-based” compensation that has been approved by our shareholders is not subject to the deduction limit.  Our stock option plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code.  All compensation paid to our executives in fiscal 2007 was fully deductible.

Post-Termination Arrangements.  We have historically evaluated an award of severance benefits to a departing executive on a case by case basis, with no formal plan in which all executives participate.  Mr. Zelkind resigned his position as Executive Vice President of Supply Chain in November 2006 and, in connection with his departure, we paid him a total of $93,365 in severance in exchange for a release of claims against the Company and his agreement to provide consulting services to the Company.   In connection with entering into an employment agreement with Mr. Kautz when we retained him in November 2005, we agreed that, upon a termination of the agreement either by the Company without cause or by Mr. Kautz upon the Company failing to cure a material breach of the agreement after notice, Mr. Kautz would be entitled to a payment equal to 12 months of his salary and the vesting of any unvested options from his initial option grant.  Upon a termination during the term of the agreement either by the Company for cause or by Mr. Kautz for any other reason Mr. Kautz is not entitled to any termination payment, and all of his unvested options are forfeited.  Other terms of this employment agreement are discussed under “Potential Payments Upon Termination or Change of Control.”  We do not have any other employment agreements with our executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis.  Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement.

COMPENSATION COMMITTEE

Jennifer Holden Dunbar (Chairwoman)
Eric G. Flamholtz
Marvin Holen
Lawrence Glascott
Peter Woo

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers during fiscal 2007 (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities during the periods indicated.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Option Awards ($)(d)	All Other Compensation ($)(e)	Total ($)

Eric Schiffer Chief Executive Officer	2007	117,692	(a)	-	-	1,540	119,232

Robert Kautz Chief Financial Officer	2007	415,385		255,000	219,500	3,995	893,880

Jeff Gold President and Chief Operating Officer	2007	120,000	(b)	-	-	1,367	121,367

Howard Gold Executive Vice President Of Special Projects	2007	120,000	(c)	-	-	1,540	121,540

Michael Zelkind Former Executive Vice President Of Supply Chain And Merchandising(f)	2007	161,529		-	50,621	93,365	305,515

(a)	Includes $92,769 in discretionary contributions made to a deferred compensation plan for fiscal 2007.
(b)	Includes $96,254 in discretionary contributions made to a deferred compensation plan for fiscal 2007.
(c)	Includes $96,254 in discretionary contributions made to a deferred compensation plan for fiscal 2007.
(d)
The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized.  In accordance with SEC regulations, these amounts reflects the dollar amounts recognized by us for financial statement reporting purposes for fiscal 2007 in accordance with the provisions of FASB Statement No. 123(R), “Share-Based Payment”. See Note 7 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2007 filed with the Securities and Exchange Commission on June 29, 2007.

(e)
Other compensation for Mr. Schiffer, Jeff Gold, Howard Gold and Robert Kautz includes matching contribution under the 401(k) Plan and life insurance premiums. Other compensation for Mr. Zelkind consists of severance payments of $93,365 paid out in fiscal 2007.

(f)
Mr. Zelkind resigned his position as Executive Vice President of Supply Chain and Merchandising effective November 1, 2006 and consequently forfeited 88,334 unvested stock options to acquire our common stock.

Deferred Compensation

We have a deferred compensation plan to provide certain key management employees the ability to defer up to 80% of their base compensation and bonuses.  The plan is an unfunded nonqualified plan.  The deferred amounts and earnings thereon are payable to participants, or designated beneficiaries, at specified future dates, upon retirement or death.  We do not make contributions to this plan or guarantee earnings.  Funds in the plan are held in a rabbi trust. In accordance with EITF No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust,” the assets and liabilities of a rabbi trust must be accounted for as if they are our assets and liabilities. The assets held in the rabbi trust are not available for general corporate purposes.  The rabbi trust is subject to creditor claims in the event of insolvency.

The following table shows the deferred compensation that was deferred by each Named Executive Officer during fiscal 2007.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Eric Schiffer	92,769	-	51,831	-	883,086
Robert Kautz	-	-	-	-	-
Jeff Gold	96,254	-	76,420	-	872,480
Howard Gold	96,254	-	72,547	-	877,691
Michael Zelkind(b)	-	-	-	-	-

(a)	Reflects amounts reported as compensation earned by Named Executive Officers in the Summary Compensation Table.

(b)	Mr. Zelkind resigned his position as Executive Vice President of Supply Chain and Merchandising effective November 1, 2006.

Grants of Plan-Based Awards in Fiscal 2007

The following table shows all options to acquire shares of our common stock granted to Named Executive Officers during fiscal 2007:

Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Base Price of Options Awards ($/Sh)	Grant Date Fair Value ($)(c)

Eric Schiffer	-	-	-	-	-	-	-	-
Jeff Gold	-	-	-	-	-	-	-	-
Howard Gold	-	-	-	-	-	-	-	-
Michael Zelkind(d)	6/6/2006(a)	-	-	-	-	45,000	10.60	199,800
	6/14/2006(b)				-	30,000	10.21	128,700
Robert Kautz	-	-	-	-	-	-	-	-

(a)	This grant was subject to vesting in two equal annual installments beginning June 6, 2007.

(b)	This grant was subject to vesting in three equal annual installments beginning June 14, 2007.

(c)
The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized.  In accordance with SEC regulations, these amounts reflects the dollar amounts recognized by us for financial statement reporting purposes for fiscal 2007 in accordance with the provisions of FASB Statement No. 123(R), “Share-Based Payment”. See Note 7 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2007 filed with the Securities and Exchange Commission on June 29, 2007.

(d)	Mr. Zelkind resigned his position as Executive Vice President of Supply Chain and Merchandising effective November 1, 2006.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the Named Executive Officers, information regarding the number of shares of our common stock underlying stock options held at fiscal 2007 year end:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Eric Schiffer	-	-	-	-	-
Jeff Gold	-	-	-	-	-
Howard Gold	-	-	-	-	-
Michael Zelkind (a)	-	-	-	-	-
Robert Kautz	50,000	100,000	-	9.54	11/11/2015

(a)	Mr. Zelkind resigned his position as Executive Vice President of Supply Chain and Merchandising effective November 1, 2006.

Options Exercises and Stock Vested during Fiscal Year 2007

The following table sets forth, for each of the Named Executive Officers, information regarding stock options exercised during fiscal 2007:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)

Eric Schiffer	75,006	492,789
Jeff Gold	75,006	492,789
Howard Gold	75,006	492,789
Michael Zelkind(b)	-	-
Robert Kautz	-	-

(a)	Value realized upon exercise is computed by determining the difference between the market price of our common stock at exercise and the exercise price of the options.

(b)	Mr. Zelkind resigned his position as Executive Vice President of Supply Chain and Merchandising effective November 1, 2006.

Potential Payments Upon Termination or Change of Control

Pursuant to our employment agreement with Mr. Kautz, upon a termination during the five-year term of the agreement either by us without cause or by Mr. Kautz upon our failing to cure a material breach of the agreement after notice, Mr. Kautz is entitled to a payment equal to 12 months of his salary at the rate in effect on his termination date and the vesting of any unvested options from his initial option grant.  Upon a termination during the term of the agreement either by us for cause or by Mr. Kautz for any other reason, Mr. Kautz is not entitled to any termination payment and all of his unvested options shall be forfeited. In addition, the initial options granted to Mr. Kautz under his employment agreement shall become 100% vested on any “Acceleration Date” as defined in his employment agreement, which includes various change of control events.   Under this agreement, we have also agreed to enable Mr. Kautz to exercise his options simultaneous with the event causing the Acceleration Date.

	Before Change in Control, Termination By Company Without Cause or by Employee for Good Reason		Upon Change in Control

Name	Cash Payment ($)(a)	Acceleration of Vesting of Options ($)(b)	Cash Payment ($)(a)	Acceleration of Vesting of Options ($)(b)

Robert Kautz	400,000	519,000	-	519,000

(a)	Assumes a termination on March 31, 2007 and payments based on base salary as of March 31, 2007.

(b)
Amounts determined by multiplying the number of options for which vesting is accelerated by our closing stock price on March 30, 2007 ($14.73 per share) and subtracting the exercise price of such option shares.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee:

1.	Reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2007 with management and BDO Seidman, LLP, the Company’s independent registered accounting firm;

2.	Discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 relating to the conduct of the audit; and

3.
Received written disclosures and a letter from BDO Seidman, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with BDO Seidman, LLP the firm’s independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on our review of the audited financial statements and discussions with management and BDO Seidman, LLP, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Lawrence Glascott (Chairman)
Marvin Holen
Jennifer Holden Dunbar

RELATED PERSON TRANSACTIONS

We currently lease 13 store locations and a parking lot associated with one of these stores from the Gold family and their affiliates, of which 11 stores are leased on a month to month basis and are in negotiation for renewal. Rental expense for these facilities was approximately $2.1 million in each of calendar 2004, fiscal 2006 and fiscal 2007.  Rental expense for these facilities was approximately $0.5 million for the three months ended March 31, 2005.  We enter into real estate transactions with affiliates (“Affiliate Real Estate Transactions”) only for the renewal or modification of existing leases and on occasions where we determine that such transactions are in our best interests and those of our shareholders. Moreover, the Nominating and Corporate Governance Committee, consisting of all of the independent members of the Board of Directors, must approve all real estate transactions between the Company and its affiliates. They must also determine that such transactions are equivalent to a negotiated arm’s-length transaction with a third party. We cannot guarantee that we will reach agreements with the Gold family on renewal terms for the properties we currently lease from them. In addition, even if we agree to such terms, we cannot be certain that the Nominating and Corporate Governance Committee will approve them. If we fail to renew one of these leases, we could be forced to relocate or close the leased store.

Prior to the sale of Universal International, Inc. (“Universal”) (our former subsidiary) in 2000, we signed documents purporting to guarantee certain obligations under leases in which Universal, or a subsidiary, was the lessee.  However, as part of the sale, David and Sherry Gold agreed to indemnify us for any and all attorney fees, costs, judgments, settlements or other payments that we may make under our guarantees of these leases.  We were potentially contingently liable for lease payments totaling up to $1.1 million as well as additional costs for attorney fees, rent increases and common area maintenance charges, in connection with three lawsuits brought by lessors under three of these leases.   Each of these lawsuits has been dismissed, and all payments to the plaintiffs were paid by David and Sherry Gold.

Pursuant to the charter of the Nominating and Corporate Governance Committee, it is responsible for the review, approval and/or ratification of any transactions with “related persons,” as that term is defined in the regulations of the Securities and Exchange Commission, if the amount involved exceeds $120,000. Only related person transactions which the Nominating and Corporate Governance Committee finds to be in the best interests of the Company and our shareholders will be approved or ratified.  In addition, Affiliate Real Estate Transactions are subject to the additional standards set forth above.  The Nominating and Corporate Governance Committee has reviewed and approved or ratified the above transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of June 30, 2007, certain information relating to the ownership of our common stock by (i) each person known to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group.  Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. Unless otherwise noted, the address of each person listed is in care of 99¢ Only Stores, 4000 Union Pacific Avenue, City of Commerce, California 90023.

Names and Addresses	Number of Shares(a)	Percent Of Class (a)
David Gold (b)(d)(e)	15,864,832	22.6%
Sherry Gold (c)(d)(e)	15,864,832	22.6%
Howard Gold (d)(e)	9,225,600	13.1%
Jeff Gold (d)(e)	9,225,600	13.1%
Eric and Karen Schiffer (d)(e)	9,300,606	13.3%
Au Zone Investments #3, LLC (e)	6,860,124	9.8%
Akre Capital Management, LLC (f)	6,911,295	9.9%
Primecap Management Company (g)	5,154,700	7.3%
Dimensional Fund Advisors LP (h)	4,937,363	7.0%
Marvin Holen (i)	64,000	*
Lawrence Glascott (j)	55,835	*
Eric Flamholtz (k)	4,000	*
Robert Kautz (l)	50,000	*
Jennifer Holden Dunbar	-
Peter Woo	5,000	*
All of the Company’s current executive officers and directors as a group, 10 persons (m)	23,215,101	33.1%

*	Less than 1%

(a)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of  June 30, 2007 are deemed outstanding.

(b)	Includes 4,502,354 shares owned by Sherry Gold, David Gold’s spouse.
(c)	Includes 4,502,354 shares owned by David Gold, Sherry Gold’s spouse.
(d)	Includes 6,860,124 shares controlled through Au Zone Investments #3, LLC.
(e)
Au Zone Investments #3, LLC, is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the “Partnership”). The Partnership is the registered owner of 6,860,124 shares of common stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer (the daughter of David and Sherry Gold). Each of the limited partners of the Partnership owns a 20% interest in Au Zone Investments #3, LLC.

(f)	This information is based on a Schedule 13G filed by Akre Capital Management, LLC, 2 West Marshall Street, Middleburg, Virginia 20118, on February 13, 2007.
(g)	This information is based on a Schedule13G/A filed by Primecap Management Company, 225 South Lake Avenue #400, Pasadena, CA 91101, on February 14, 2007.
(h)	This information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, California 90401, on February 9, 2007.
(i)	Includes 38,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2007.
(j)	Includes 38,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2007.

(k)	Includes 4,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2007.
(l)	Includes 50,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2007.
(m)
Includes (i) 4,502,354 shares of common stock owned by Sherry Gold, the spouse of David Gold, and (ii) 6,860,124 shares of common stock controlled through Au Zone Investments #3, LLC and (iii) 130,000 shares of common stock that may be acquired upon exercise of stock options that are or will become exercisable on or before August 29, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater-than-ten percent shareholders are required by the SEC’s regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during fiscal 2007, all of our officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the next annual meeting for inclusion in our proxy statement and proxy relating to such annual meeting must submit such proposal to us at our principal executive offices by April 18, 2008. In addition, in the event a shareholder proposal is not received by us by July 2, 2008, the proxy to be solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2008 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2008 annual meeting is advanced or delayed more than 30 days from the date of our 2007 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2008 annual meeting.  Upon determination by us that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 19, 2004, the Audit Committee engaged Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit its financial statements for the year ended December 31, 2004. During our two most recent years ended December 31, 2003 and subsequent interim period through April 19, 2004, we did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

On September 14, 2005, the Company and the Chairman of the Audit Committee were advised by D&T, that D&T resigned as the Company’s independent registered public accounting firm.  The Company was informed by D&T that its decision to resign was not the result of any disagreement between the Company and D&T on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.  The audit report of D&T on the Company’s financial statements for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, but it did reference D&T’s report of August 30, 2005 which disclaimed an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting because of a scope limitation and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses and the effects of the scope limitation.  The Audit Committee was informed of, but neither recommended nor approved, the termination of the client-auditor relationship with D&T.

From April 19, 2004, the date of D&T’s appointment as the Company’s independent registered public accounting firm, through September 14, 2005, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make a reference thereto in connection with its report on the Company’s financial statements.

From April 19, 2004 through September 14, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that management was unable to complete its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and therefore D&T was unable to perform auditing procedures necessary to form an opinion on management’s assessment in connection with its engagement to audit management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  Material weaknesses in internal control over financial reporting were identified by management and included in management’s assessment and in D&T’s report, all of which were listed in Item 4.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2005, which is hereby incorporated herein by reference.

On October 31, 2005, the Company’s audit committee engaged BDO Seidman, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm to audit its financial statements for the three months ended March 31, 2005 and the fiscal year ended March 31, 2006. During the years ended December 31, 2003 and 2004 and subsequent interim period through October 31, 2005, the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

The audit committee has selected  BDO to serve as the Company’s independent registered public accounting firm to audit financial statements for the fiscal year ended March 31, 2008 and is in the process of finalizing the related engagement letter with BDO.  Representatives of BDO are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

For fiscal years ended March 31, 2007 and 2006, our principal accountants billed the aggregate fees set forth below for work performed for the periods indicated.

	Year Ended March 31, 2007,	Year Ended March 31, 2006
Audit Fees (a)	$2,466,000	$2,845,000
Audit Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-

(a)
Includes fees necessary to perform an audit or quarterly review in accordance with Generally Accepted Auditing Standards and services that generally only the independent registered public accounting firm can reasonable provide, such as attest services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.  The amount also includes fees related to BDO Seidman, LLP’s attestation of our internal control over financial reporting as of March 31, 2007.

The Audit Committee has considered whether the provision of non-audit services by our principal accountant is compatible with maintaining auditor independence and determined that it is.  Pursuant to the rules of the Securities and Exchange Commission, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The Audit Committee has adopted a policy attached as Appendix A, granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services.

SOLICITATION OF PROXIES

The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by us.  It is contemplated that the proxies will be solicited through the mails, but our officers, directors and regular employees may solicit proxies personally.  Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to shareholders whose stock in us is held of record by such entities.   In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines it advisable.

ANNUAL REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2007, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99¢ ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023, ATTENTION: CHIEF FINANCIAL OFFICER. THE EXHIBITS OF THIS REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COPYING CHARGES.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer
4000 Union Pacific Avenue
City of Commerce, California 90023

July 27, 2007

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
99¢ ONLY STORES

PRE-APPROVAL POLICY

I.           STATEMENT OF PRINCIPLES

The Audit Committee of the Board of Directors (the “Board”) of 99¢ Only Stores (the “Corporation”) is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence.  Unless a type of service to be provided by the independent auditor has received pre-approval pursuant to this policy, it will require specific pre-approval by the Audit Committee.  Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  The Audit Committee will periodically review previously pre-approved services, based on subsequent determinations.

II.           DELEGATION

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair of the Audit Committee the authority to amend or modify the list of pre-approved non-audit services and fees.  The Chair will report action taken to the Audit Committee at its next scheduled meeting.  The Audit Committee may also delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally.

III.           AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.  The independent auditor will provide the Audit Committee with an engagement letter and fee proposal outlining the scope and cost of the audit services proposed to be performed during the fiscal year.  Once agreed to by the Audit Committee, the final engagement letter and fee proposal will be formally accepted.  The Audit Committee will then approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Corporation structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services that only the independent auditor reasonably can provide.  The Audit Committee has pre-approved (i) statutory audits or financial audits for subsidiaries or affiliates of the Corporation, (ii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, etc.), and assistance in responding to SEC comment letters, and (iii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit-related” services under SEC rules which have been separately pre-approved).  Other audit services that reasonably could be performed by someone other than the independent auditor must be separately pre-approved by the Audit Committee.

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IV.           AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements and that are traditionally performed by the independent auditor.  The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved audit-related services related to (i) internal control reviews and assistance with internal control reporting requirements, (ii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit” services under SEC rules which have been separately pre-approved), (iii) attest services not required by statute or regulation, and (iv) agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.  All other audit-related services must be separately pre-approved by the Audit Committee.

V.           TAX SERVICES

It is the preference of the Audit Committee for tax services such as tax compliance, tax planning and tax advice to be performed by an accountant other than the independent auditor.  However, if the Audit Committee believes that the independent auditor can provide tax services to the Corporation without impairing the auditor's independence, and the Audit Committee desires to retain the independent auditor for tax services, those services must be specifically pre-approved by the Audit Committee.  In no event will the Audit Committee permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

VI           ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as “all other” services that it believes are routine and recurring services, and would not impair the independence of the auditor.

A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1.  The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.           PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee.  Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The initial pre-approval fee level shall be $30,000.

VIII.           SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will be required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.           PROCEDURES

Except for the annual audit services engagement (the procedures for which are set forth in Section III above), all requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is permissible under all legal requirements and consistent with the SEC's rules on auditor independence.

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EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

*  Provision of these non-audit services may be permitted if it is reasonable to conclude (without reference to materiality) that the results of these services will not be subject to audit procedures during the audit of the Corporation’s financial statements.

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2007 ANNUAL MEETING OF SHAREHOLDERS OF
99¢ ONLY STORES

September 17, 2007

PROXY
99¢ ONLY STORES
4000 UNION PACIFIC AVENUE
CITY OF COMMERCE, CALIFORNIA 90023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
99¢ ONLY STORES

The undersigned, a shareholder of 99¢ ONLY STORES, a California corporation (the  "Company"), hereby appoints David Gold and Eric Schiffer, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's 2007 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on September 17, 2007, and at any postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

(PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

Item 1. ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the election of the following nominees:
☐ FOR ALL NOMINEES ☐ WITHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instruction below)	NOMINEES: m Eric Schiffer m Lawrence Glascott m David Gold m Jeff Gold m Marvin Holen m Howard Gold m Eric G. Flamholtz m Jennifer Holden Dunbar m Peter Woo
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any business that may properly come before the Annual Meeting and any of its postponements or adjournments, the proxy holder is authorized to vote in accordance with his best judgment.

This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above  and as the proxy holder shall deem advisable on such other business as may come before the Annual Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July 27, 2007 relating to the Annual Meeting.

Signature(s) of Shareholder(s) (See Instructions Below)	Date:

Signature(s) of Shareholder(s) (See Instructions Below)	Date:

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name and give title of signing officer.